Exhibit 21.1

SUBSIDIARIES
The following table sets forth information as to Coherent's subsidiaries as of September 30, 2017 all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations noted below, either directly or indirectly.

Name	Jurisdiction of Incorporation
Coherent (Deutschland) GmbH	Germany
Coherent (UK) Ltd.	United Kingdom
Coherent Japan KK	Japan
Coherent GmbH	Germany
Coherent Investment, LLC	United States
Coherent Holding BV & Co. KG	Germany
Coherent (UK) Holdings Ltd.	United Kingdom
Coherent Scotland Ltd.	Scotland
Coherent DEOS, LLC	United States
Coherent International LLC	United States
COHR International Trading C.V.	The Netherlands
COHR International Investment C.V.	The Netherlands
Coherent Europe B.V.	The Netherlands
Coherent Asia, Inc.	United States
Coherent (Beijing) Commercial Company Ltd.	China
Coherent Canada Inc.	Canada
Coherent Singapore PTE. Ltd.	Singapore
Coherent (Thailand) Co. Ltd.	Thailand
COHR Malaysia SDN. BHD.	Malaysia
Coherent Korea Ltd.	South Korea
MiDaz Lasers Limited	United Kingdom
Coherent Kaiserslautern GmbH	Germany
Coherent Germany GmbH	Germany
Coherent LaserSystems GmbH & Co. KG	Germany
Coherent TIOS, Inc.	United States
Coherent Real Estate GmbH	Germany
Coherent Dutch Merger Sub B.V.	The Netherlands
Rofin-Sinar Technologies LLC	United States
ROFIN-SINAR, INC.	United States
Nufern	United States
Lee Laser, Inc.	United States
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L.	Spain
PRC Laser Corporation	United States
DILAS Diode Laser, Inc.	United States
ROFIN-SINAR Laser GmbH	Germany
ROFIN-BAASEL UK LIMITED	United Kingdom
RASANT-ALCOTEC Beschichtungstechnik GmbH	Germany
DILAS Diodenlaser GmbH	Germany
E.S. TECHNOLOGY LIMITED	United Kingdom
ROFIN BAASEL ESPAÑA, S.L.	Spain
Rofin-Baasel Benelux B.V.	The Netherlands
ROFIN-BAASEL Lasertech GmbH & Co. KG	Germany

Exhibit 21.1

PMB Elektronik GmbH	Germany
WB-PRC Laser Service GmbH	Germany
Corelase Oy	Finland
Nanjing Eastern Laser Co., Ltd.	China
Nanjing Eastern Technologies Co., Ltd.	China
ROFIN-BAASEL Canada Ltd.	Canada
ROFIN BAASEL ITALIANA S.R.L.	Italy
Optoskand AB	Sweden
ROFIN-LASAG AG	Switzerland
ROFIN-BAASEL France	France
DILAS DIODENLASER CHINA COMPANY LTD.	China
ROFIN-BAASEL SINGAPORE PTE LTD.	Singapore
Rofin-Baasel China Company, Ltd	China
ROFIN-BAASEL Taiwan Ltd.	Taiwan
ROFIN-BAASEL JAPAN KK	Japan
Rofin-Baasel Korea Co., Ltd.	South Korea
ROFIN-BAASEL Inc.	United States
Baasel Lasermed GmbH	Germany
CBL Verwaltungsgesellschaft mbH	Germany
PRC Laser Europe NV	Belgium
NUFIBRE PTY LTD	Australia
Coherent Trading, LLC	United States
Coherent Real Estate 1 GmbH & Co. KG	Germany
Coherent Real Estate 2 GmbH & Co. KG	Germany
Coherent Real Estate 3 GmbH & Co. KG	Germany
Coherent Shared Services B.V.	The Netherlands
Nufern U.S., Inc.	United States
Nufern International, Inc.	United States
Rofin-Sinar UK Ltd.	United Kingdom